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                                                                     Exhibit 3.4


       CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF GR-MONTANA

                                BE IT KNOWN THAT

                           GOLD RESERVE MINING COMPANY

on the twenty-sixth day of March, A.D. 1959, in accordance with the provisions of 15-201 - 15-206 Revised Codes of Montana, 1947, caused its Certificate of Amendment to be filed in the office of the County Clerk of Gallatin County, State of Montana, in which County the original Articles of Incorporation were filed.

            NOW, THEREFORE, I, FRANK MURRAY, Secretary of State of the State of Montana, do hereby certify that a copy of said Certificate of Amendment increasing number of directors from

                                     5 to 7

and certified by the County Clerk of the aforesaid County, and containing the required statement of facts prescribed by said Code, has been this day filed in this office.


                                            IN WITNESS WHEREOF, I have hereunto
                                       set my hand and affixed the Great Seal of the State of Montana, at Helena, the Capital, this twenty-sixth day of March, A.D. 1959.


                                                     FRANK MURRAY
                                                  Secretary of State

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                              CERTIFIED PROCEEDINGS
                                       OF
                       ANNUAL MEETING OF THE STOCKHOLDERS
                                       OF
                           GOLD RESERVE MINING COMPANY
                    TO AMEND ITS ARTICLES OF INCORPORATION BY
                 INCREASING THE NUMBER OF DIRECTORS FROM 5 TO 7

                               * * * * * * * * * *

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                      NOTICE OF ANNUAL STOCKHOLDERS MEETING
                                       OF
                           GOLD RESERVE MINING COMPANY


         The Annual Meeting of the Stockholders of GOLD RESERVE MINING COMPANY, a Corporation of the State of Montana, will be held in the Zortman Community Hall, Zortman, Phillips County, Montana, on the 8th day of July, 1958, at 2:00 o'clock P.M., for the transaction of any and all business that may properly come before the meeting, including the election of the Board of Directors to hold office for the ensuing year and to vote on a resolution to amend Article V of the Articles of Incorporation for the purpose of increasing the number of directors from five to seven.

         Dated this 18th day of June, 1958.

                                       GOLD RESERVE MINING COMPANY,
                                       a Montana Corporation,

                                       By:  /s/ DON B. BENNETT
                                           --------------------------------
                                       Don B. Bennett, Secretary.




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                       ANNUAL MEETING OF THE STOCKHOLDERS
                                       OF
                           GOLD RESERVE MINING COMPANY

                   ------------------------------------------

         The Annual Stockholders' Meeting of the Gold Reserve Mining Company was held at the site of the company mine at Zortman, Montana, on July 8th, 1958, at 2:00 o'clock P. M. Proper notices, as attached to the minutes, were sent to all stockholders on record as of July 1, 1958, together with signed proxies for those who could not attend the meeting.

         The meeting was called to order by our President, Mr. Delbrook Lichtenberg; and after a welcome to the Stockholders present, Mr. Lichtenberg asked Mr. Don B. Bennett, Secretary, for a roll call to determine whether or not we had a quorum present for our meeting. Mr. Lichtenberg appointed the following committee to check the roll call and determine whether or not we had a quorum: .
 . . . . Mr. Bennett then proceeded to call the roll of the stockholders, showing the following results:

         . . . . . . .

         Mr. Strobel, Chairman of the committee, reported that 8,094,400 shares were represented in person. 134,050 shares were represented by proxy. The committee reported that this made the quorum necessary for the meeting, there being represented and voting more than two-thirds of the stock issued and outstanding.

         . . . . . . . .

         Mr. H. B. Landoe then reported that one of the purposes of the meeting was to vote on a proposal to increase the number of the Board of Directors from five to seven, for the reason that the number of stockholders had grown to such an extent that the stockholders might be more fully represented by a larger Board of Directors. After considerable discussion of said proposal, the following resolution was proposed by Forrest Noel:

    "BE IT RESOLVED, That Article V of the Articles of Incorporation shall be amended to read as follows: 'The number of directors who shall manage the business affairs of said Corporation shall be seven (7), three (3) of whom shall be elected for a term of three (3) years, two (2) of whom shall be elected for a term of two (2) years, and two (2) of whom shall be elected for a term of one (1) year.'"

         Forrest Noel thereupon moved the adoption of the resolution, and Mrs. Mary Gondeiro seconded the motion. Upon being put to a vote, the motion to adopt the foregoing resolution was unanimously passed.

         . . . . . . . . . .

         There being no further business to come before the meeting, it was duly adjourned.

                                       /s/ DELBROOK LICHTENBERG
                                       ------------------------------------
                                       Chairman.

Attest:

/s/ DON B. BENNETT
-----------------------------
Secretary.

STATE OF MONTANA                    )
                                    :ss.
County of Gallatin                  )

         We, the undersigned Chairman and Secretary of the Gold Reserve Mining Company, a Montana corporation organized and existing under and by virtue of the laws of the State of Montana, do hereby certify that the foregoing is a true, correct and full record of the proceedings had and the business done at the annual meeting of the Stockholders of said Corporation held on the 8th day of July, 1958, at 2:00 o'clock P. M., at the site of the company mine at Zortman, Montana; that the Notice of said Annual Meeting of the Stockholders of said Corporation as set out and contained in the foregoing proceedings

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was duly and regularly sent to all of the stockholders, pursuant to the By-Laws of said Corporation and in compliance with the laws of the State of Montana, and the minutes of said meeting include the resolution set out in the foregoing excerpt of said minutes, which resolution is a true, full and correct copy of the original Resolution that came before said meeting of the stockholders.

         WITNESS OUR HANDS and the Seal of said Corporation this 15th day of December, A.D., 1958.

                                       /s/ Delbrook Lichtenberg
                                       ------------------------------------
                                               Chairman

/s/ Don B. Bennett
---------------------------------------
Secretary
                                       of the GOLD RESERVE MINING COMPANY,
                                       a Montana Corporation

STATE OF MONTANA                    )
                                    :ss.
County of Gallatin                  )

         On this 15th day of December, 1958, before me, JOSEPH B. GARY, a Notary Public for the State of Montana, personally appeared DELBROOK LICHTENBERG and DON B. BENNETT, known to me to be the Chairman and Secretary, respectively, of the GOLD RESERVE MINING COMPANY, a Montana corporation, with its principal office at Bozeman, Montana, and acknowledged to me that they had read the foregoing Notice of time and place of the meeting, the minutes of said meeting, and the certification thereof, which meeting was held for the purpose of electing a Board of Directors and for the purpose of voting on a resolution to amend Article V of the Articles of Incorporation of said Corporation, increasing the number of directors from five (5) to seven (7), and that they had executed the foregoing Certificate as such officers, and that they know the contents thereof and that the facts stated therein are true and that the copy of the resolution is a true, correct and full copy thereof.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal, the day and year first above written.

                                       /s/ Joseph B. Gary
                                       -----------------------------------------
                                       Notary Public for the State of Montana.
                                       Residing at Bozeman, Montana.
                                       My Commission expires June 1st, 1960.

         I hereby certify that I have read the foregoing transcript of Proceedings of the Annual Meeting of the Stockholders of the Gold Reserve Mining Company held July 8th, 1958, and know the contents thereof, and that the matters therein set forth are of record in the Minute Book of this Corporation.

         Dated this 15th day of December, A.D., 1958.

                                       /s/ Don B. Bennett
                                       -----------------------------------------
                                       Secretary of GOLD RESERVE MINING
                                       COMPANY, a Montana Corporation.


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